Exhibit 10.2

LIVERAMP HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of May 17, 2022

This LiveRamp Holdings, Inc. Employee Stock Purchase Plan (the “Plan”), previously known as the 2005 Stock Purchase Plan of LiveRamp Holdings, Inc. and the 2005 Stock Purchase Plan of Acxiom Corporation, was originally established by Acxiom Corporation (the predecessor of LiveRamp Holdings, Inc.) to be effective as of August 3, 2005, or at such later time as the Plan was approved by the stockholders of Acxiom Corporation. The Plan as restated herein shall be effective May 17, 2022, subject to approval by the stockholders of LiveRamp Holdings, Inc. (the “Company”), and shall supersede any prior versions of the Plan.

1. Purpose

The purposes of the Plan are to provide a method whereby employees of the Company or of any Qualified Subsidiary (as defined below), will have an opportunity to acquire a proprietary interest in the Company through the purchase of Shares (as defined below) pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meeting of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions

(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 15 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Brokerage Account” shall be defined in accordance with Section 10.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, as currently in effect or as may be amended in the future.

(e) “Company” shall mean LiveRamp Holdings, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

(f) “Compensation” shall mean all base, straight-time gross earnings, commissions, and annual bonuses, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, and other compensation.

(g) “Effective Date” shall mean December 1, 2020, subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

(h) “Eligible Employee” shall mean an Employee of the Company or of a Qualified Subsidiary:

(i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code);

(ii) who is not an officer subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934;

(iii) whose customary employment is for at least twenty (20) hours per week; and

(iv) whose customary employment is for at least five (5) months in any calendar year.

For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding rights or options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, to the extent there is any Employee who is not paid on the Company’s regular payroll system, such Employee must be employed with the Company for two (2) years before becoming eligible to participate in the Plan. The preceding sentence is not intended, and should not be construed, to expand the definition of Employee beyond those individuals who render services for the Company within the meaning of Section 3401 of the Code. The Company may, from time to time, modify the definition of Eligible Employee, provided that such modification shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4), (5), and (8) thereof).

(i) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 340l(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(j) “Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows:

(i) Where the Shares are not purchased in the open market, the closing sales price per share of the Shares (or the closing bid price, if no such sales were reported) on the New York Stock Exchange or such stock exchange or other national market system on which the Shares are listed or traded.

(ii) Where the Shares are purchased in the open market, the average of the actual prices, if such actual prices vary, at which the Shares were purchased.

(iii) In the event that the foregoing valuation methods are not practicable, such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of such date.

(k) “Grant Date” shall mean the first day of each Offering Period.

(l) “Offering Period” shall mean, subject to Section 4, the six-month period commencing on the Grant Date and terminating on the Purchase Date. The duration and timing of Offering Periods may be changed pursuant to Section 4 of the Plan.

(m) “Payroll Deduction Account” shall be defined in accordance with Section 7.

(n) “Participating Employee” shall mean an Employee who participates in the Plan.

(o) “Plan” shall mean this LiveRamp Holdings, Inc. Employee Stock Purchase Plan.

(p) “Purchase Date” shall mean the last day of each Offering Period. If the last day of any Offering Period falls on a day on which the New York Stock Exchange or the national stock exchanges are not open for trading, the Purchase Date shall be the trading day immediately preceding the last day. The timing of the Purchase Date may be changed pursuant to Section 4 of the Plan.

(q) “Purchase Price” shall mean an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Board or the Administrator) of the Fair Market Value of a Share on the Grant Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Board or the Administrator) of the Fair Market Value of a Share on the Purchase Date.

(r) “Qualified Subsidiary” shall mean all Subsidiaries of the Company in existence as of the Effective Date or which may exist in the future. The Board or the Administrator may initiate or terminate the designation of a Subsidiary as a Qualified Subsidiary without the approval of the stockholders of the Company.

(s) “Shares” shall mean the common stock of the Company, $0.10 par value.

(t) “Subsidiary” shall mean any entity, domestic or foreign, of which not less than 50% of the voting rights are held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility

(a) Any Eligible Employee who is employed by the Company or a Qualified Subsidiary on the first day of any Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(b) Each Employee who first becomes an Eligible Employee subsequent to the first day of a given Offering Period will be eligible to become a Participating Employee in the Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(c) No Eligible Employee shall be granted an option under the Plan to the extent that his or her rights to purchase Shares under all Code Section 423 employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

(d) As provided under Treasury Regulation Section 1.421-l(h)(2), an employee on a leave of absence covered by the Family Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, or any similar statute or contract that provides for reemployment or continued employment rights will be deemed to be continuously employed for purposes of this Plan.

4. Offering Periods

The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. Subject to Section 20, Offering Periods shall be six months in duration, unless another period (not to exceed 27 months) is otherwise specified by the Administrator. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Dates with respect to future offerings without stockholder approval.

5. Participation

(a) An Eligible Employee may become a Participating Employee in the Plan as soon as administratively practicable following the completion of an enrollment form and the filing of such form with the Company.

(b) Payroll deductions or contributions for a Participating Employee shall commence on the first payroll following the first day of the Offering Period and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless terminated sooner by the Participating Employee as provided in Section 11 hereof.

(c) During a leave of absence approved by the Company or a Subsidiary and as long as the requirements of Treasury Regulation Section 1.421-l(h)(2) are met, a Participating Employee may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participating Employee’s payroll deductions or contributions under the Plan for the pay day immediately preceding the first day of such Participating Employee’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-l(h)(2), the Participating Employee will automatically cease to participate in the Plan. In such an event, the Company will automatically cease to deduct the Participating Employee’s payroll under the Plan. The Company will pay to the Participating Employee his or her total payroll deductions for the Offering Period, in cash and in one lump sum, without interest, as soon as practicable after the Participating Employee ceases to participate in the Plan.

(d) A Participating Employee’s completion of an enrollment form will enroll such Participating Employee in the Plan for each successive and subsequent Offering Period on the terms contained therein until the Participating Employee either submits a new enrollment form, withdraws from participation under the Plan as provided in Section 11 hereof, or otherwise becomes ineligible to participate in the Plan.

6. Payroll Deductions and Contributions

(a) At the time a Participating Employee files his or her enrollment form, he or she shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than $25 and not more than $2,500 (or such other amounts as the Administrator may establish from time to time before a Grant Date) of such participant’s Compensation on each payday during the Offering Period.

(b) Where payroll deductions are not permitted in a country outside of the United States, a Participating Employee may elect to make contributions on each pay day during any Offering Period in an amount not less than the foreign equivalent of $25 and not more than $2,500 (or such other amounts as the Administrator may establish from time to time before a Grant Date) of such participant’s Compensation which he or she receives for the payroll period immediately preceding the relevant the Offering Period.

(c) All payroll deductions and contributions made for a Participating Employee shall be credited to his or her Payroll Deduction Account under the Plan. A Participating Employee may not make any additional payments into such account.

(d) A Participating Employee may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may decrease the rate of, or suspend, his or her payroll deductions or contributions during the Offering Period by completing a revised enrollment form authorizing such change and filing it with the Company. Such change will become effective as soon as administratively practicable following the date the Company receives the revised enrollment form, which may be during the subsequent Offering Period. An election to decrease payroll deductions or contributions shall be permitted no more than once during each Offering Period, however, a Participating Employee may submit a subsequent election to suspend such payroll deductions or contributions.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participating Employee’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

(f) A Participating Employee may elect to increase his or her payroll deductions or contributions only with respect to subsequent Offering Periods. Such change will become effective as soon as administratively practicable following the last day of the Offering Period in which the Company receives the revised enrollment form.

(g) At the time the option is exercised, or at the time some or all of the Shares issued under the Plan are disposed of, the Participating Employee must make adequate provision for the Company’s or Subsidiary’s federal, national, state, local municipal, or other tax or Social Security withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company or any Subsidiary may, but shall not be obligated to, withhold from the Participating Employee’s Compensation the amount necessary for the Company or the Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Shares by a Participating Employee.

7. Payroll Deduction Account

The Company shall establish a “Payroll Deduction Account” for each Participating Employee, and shall credit all payroll deductions and contributions made on behalf of each Participating Employee pursuant to Section 6 to his or her Payroll Deduction Account.

8. Grant of Option

On the Grant Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of full Shares determined by dividing such Participating Employee’s payroll deductions accumulated on such Purchase Date and retained in the Participating Employee’s Payroll Deduction Account as of the Purchase Date by the applicable Purchase Price; provided, however, that in no event shall any Participating Employee purchase more than 2,500 Shares during an Offering Period. Exercise of the option shall occur as provided in Section 9 hereof, unless the Participating Employee has Withdrawn pursuant to Section 11 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

9. Exercise of Option

(a) By the Purchase Date, the Company shall cause a statement of the balance in each Participating Employee’s Payroll Deduction Account to be forwarded to the securities brokerage firm as set forth in Section 10 for purchase on his or her account of the number of Shares determined under subparagraphs (b) and (c) of this Section.

(b) Unless a Participating Employee Withdraws from the Plan as provided in Section 11 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of Shares shall be exercised automatically on the Purchase Date, and the maximum number of full Shares subject to the option shall be purchased for such Participating Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional Shares may be purchased. Any amount that is insufficient for the purchase of full Shares shall remain in the Participating Employee’s Payroll Deduction Account, without any interest thereon, to be used toward the purchase of Shares on subsequent Purchase Dates. During a Participating Employee’s lifetime, a Participating Employee’s option to purchase Shares hereunder is exercisable only by him or her.

(c) If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Administrator shall allocate the available Shares among such Participating Employees in as uniform a manner as shall be practicable. The balance of the amount credited to the account of each Participating Employee which has not been applied to the purchase of Shares shall be paid to such Participating Employee in one lump sum in cash as soon as reasonably practicable after the Purchase Date, without any interest thereon.

10. Brokerage Accounts

By enrolling in the Plan, each Eligible Employee shall be deemed to have authorized the establishment of a “Brokerage Account” on his or her behalf at a securities brokerage firm to be selected from time to time by the Administrator. The Brokerage Account shall be governed by, and shall be subject to, the terms and conditions of this Plan and of a written agreement between the Company and the securities brokerage firm and, if applicable, the Participating Employee and the securities brokerage firm. As promptly as practicable after each Purchase Date on which a purchase of Shares occurs, the Company may arrange for the deposit into each Participating Employee’s Brokerage Account of the number of Shares purchased upon exercise of his or her option. Shares purchased on behalf of any Participating Employee pursuant to the Plan shall be held in the Participating Employee’s Brokerage Account in his or her name.

11. Withdrawal

(a) A Participating Employee may withdraw all but not less than all of the payroll deductions or contributions credited to his or her Payroll Deduction Account and not yet used to exercise his or her option under the Plan by giving written notice to the Company at least fifteen (15) days before the Purchase Date (“Withdraw” or “Withdrawal”). All of the Participating Employee’s payroll deductions or contributions credited to his or her account during the Offering Period shall be paid to such Participating Employee as soon as practicable after receipt of the notice of Withdrawal. Thereafter, such Participating Employee’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participating Employee Withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of any succeeding Offering Periods unless the Participating Employee delivers to the Company a new enrollment form; provided, however, that any Eligible Employee who is deemed to be an “executive officer” of the Company as defined by Section 16b-3 of the Securities Exchange Act of 1934 shall not renew his or her participation in the Plan until at least six (6) months have elapsed since the date of Withdrawal.

(b) A Participating Employee’s Withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

12. Termination of Employment

Upon (i) a Participating Employee’s ceasing to be an Eligible Employee for any reason, including termination of employment, disability, or death, or (ii) a Participating Employee’s being granted a leave of absence and failing to return to active employment upon the expiration of his or her leave in accordance with the Company’s policy with respect to permitted absences, he or she shall be deemed to have elected to Withdraw from the Plan, the payroll deductions on behalf of the Participating Employee shall be discontinued, and any amounts credited to such Participating Employee’s Payroll Deduction Account during the Offering Period shall be paid to such Participating Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as reasonably practicable, and such Participating Employee’s option for the Offering Period shall be automatically terminated. A transfer of a Participating Employee’s employment between or among the Company and any Qualified Subsidiary shall not be treated as a termination of employment for purposes of the Plan.

13. Interest

No interest shall accrue on the payroll deductions or contributions of a Participating Employee in the Plan, unless required to accrue in a country outside of the United States.

14. Shares Subject to Plan

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall initially be made available for sale under the Plan shall be 426,481, provided, that the total number of Shares shall be increased by 1,000,000 shares to 1,426,481 Shares, subject to the approval of the Company’s stockholders within one year of May 17, 2022. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right may, in the sole discretion of the Administrator, become available for issuance under the Plan. The Shares subject to the Plan may be authorized but unissued Shares or reacquired Shares, bought on the market or otherwise.

(b) With respect to Shares subject to an option granted under the Plan, a Participating Employee shall not be deemed to be a stockholder of the Company, and the Participating Employee shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participating Employee or his or her nominee following exercise of the Participating Employee’s option. A Participating Employee shall have rights as a stockholder with respect to all Shares which are purchased under the Plan for such Participating Employee’s account.

15. Administration

(a) Unless otherwise provided by the Board, the Administrator shall be the Compensation Committee of the Board. The Administrator shall have the power to delegate to a subcommittee made up of Employees any of the administrative powers the Administrator is authorized to exercise, subject to applicable law, the rules and regulations of any stock exchange or market upon which the Company’s shares may be listed and/or traded, and such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested. The Administrator at its option may utilize the services of such other persons as are necessary to assist in the proper administration of the Plan. The Administrator may select a securities brokerage firm to assist with the purchase of the Shares and the maintenance of Brokerage Accounts for Participating Employees in the Plan. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company and its Qualified Subsidiaries; provided, however, that all sales commissions incurred upon sale by a Participating Employee of Shares out of his or her Brokerage Account shall be borne by the Participating Employee. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or such other persons as the Administrator deems necessary or appropriate to carry out its duties under the Plan. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons so employed by the Administrator.

16. Designation of Beneficiaries / Transferability

(a) A Participating Employee may file a written beneficiary designation naming those persons who are to receive any cash from the Participating Employee’s Payroll Deduction Account, together with any Shares and/or cash from the Participating Employee’s Brokerage Account, in the event of the Participating Employee’s death. If a Participating Employee is married and the designated beneficiary is not the Participating Employee’s spouse, spousal consent may be required for such designation to be effective.

(b) Neither payroll deductions credited to a Participating Employee’s Payroll Deduction Account nor any rights with regard to the exercise of an option or rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided by the Plan) by a Participating Employee. Shares acquired by a Participating Employee pursuant to the exercise of an option hereunder, however, are freely transferable.

17. Use of Funds

All funds received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such funds unless required to in a country outside of the United States.

18. Reports

Statements of account shall be provided to Participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price(s), and the number of Shares purchased.

19. Adjustments Upon Changes in Outstanding Shares on Capitalization, Merger, Consolidation or Corporate Reorganization

Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participating Employee may purchase each Offering Period (pursuant to Section 9), as well as the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised, shall be automatically adjusted to give proper effect to any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

20. Amendment or Termination

(a) The Board or the Administrator may, in its discretion and, to the extent necessary or desirable, at any time, and from time to time, modify or amend the Plan in any respect, including, but not limited to,

(i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price, by setting the Purchase Price as an amount that is within the range of either 85% to 100% of the Fair Market Value of a Share on the Purchase Date, or 85% to 100% of the lesser of (x) the Fair Market Value of a Share on the Purchase Date, and (y) the Fair Market Value of a Share on the first day of the applicable Offering Period;

(ii) shortening or lengthening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the change in the Offering Period, provided, however, that no Offering Period shall be shorter than one month or longer than 27 months; and allocating Shares as provided in Section 9

(b). Such modifications or amendments shall not require stockholder approval or the consent of any Participating Employees, except that no amendment shall be made without the affirmative vote of stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders’ meeting, if such amendment would:

(i) materially increase the benefits accruing to Participating Employees under the Plan;

(ii) increase the number of Shares which may be issued under the Plan (other than as permitted under Section 19 hereof); or

(iii) materially modify the requirements as to eligibility for participation under the Plan, except as allowed under Section 423(b)(4) of the Code.

(c) This Plan and all rights of Participating Employees hereunder may be terminated at any time by the Administrator or by the Board. Upon termination of the Plan, all payroll deductions and contributions shall cease and all amounts then credited to the Participating Employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the Participating Employees.

21. Participation by Foreign Employees

Notwithstanding Section 20 hereof, the Board shall have the authority to amend the Plan from time to time by adopting or modifying appendices that shall (a) contain such terms and conditions with respect to the operation of the Plan in one or more countries outside of the United States as are necessary or appropriate, as determined by the Administrator or the Board in its sole discretion, to bring the Plan into compliance with applicable law, tax policy or local custom, and (b) name those Employees, or describe those classes of Employees, who shall be deemed Eligible Employees from among those Employees who reside in the country or countries outside of the United States to which such appendix relates. Nothing contained in this Section 21 shall be deemed to grant the Administrator or the Board the authority to: (i) change the list of Qualified Subsidiaries or otherwise change the designation of corporations whose employees may be offered options under the Plan; (ii) change the class of securities issuable under the Plan; (iii) increase the aggregate number of Shares that may be sold pursuant to options granted under the Plan; or (iv) increase the maximum number of Shares subject to an Eligible Employee’s option pursuant to Section 3. Any such appendices adopted need not comply with the Code and associated regulations.

22. Notices

All notices or other communications by a Participating Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Conditions to Issuance of Shares / Dividends

Certificates for whole Shares purchased hereunder shall be issued as soon as practicable following a Participating Employee’s written request, for which a reasonable charge may be made. Any cash dividends payable on Shares held in a Participating Employee’s Brokerage Account will be used to purchase additional Shares unless otherwise directed by the Participant.

24. Term of Plan

The Plan shall become effective on the Effective Date and shall remain in effect until the date that Participants become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase under the Plan in accordance with Section 9(c), unless sooner terminated under Section 20.

25. Equal Rights and Privileges.

All Eligible Employees of the Company (or of any Qualified Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Code Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Code Section 423 or applicable Treasury Regulations.

26. No Employment Rights

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participating Employee) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participating Employee) at any time, with or without cause.

27. Governing Law

The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.